Exhibit 3.3

AMENDMENTS TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF VIVAKOR, INC.

ARTICLE III

B. Rights, Preferences, Privileges and Restrictions of Preferred Stock. The Preferred Stock authorized by these Amended and Restated Articles of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of 2,000,000 shares, are as set forth below in Article IIl(C). The rights, preferences, privileges and restrictions granted to and imposed on the Series B Preferred Stock, which series shall consist of98,000,000 shares, are as set forth below in Article IIl(D). The rights, preferences, privileges and restrictions granted to and imposed on the Series B-1 Preferred Stock, which series shall consist of 50,000,000 shares, are as set forth below in Article III(E). The rights, preferences, privileges and restrictions granted to and imposed on the Series C Preferred Stock, which series shall consist of 100,000,000 shares, are as set forth below in Article III(F). The rights, preferences, privileges and restrictions granted to and imposed on the Series C-1 Preferred Stock, which series shall consist of 100,000,000 shares, are as set forth below in Article III(G).The Corporation's Board of Directors (the "Board of Directors") hereby is authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed on each additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or any series thereof in Certificates of Designation or in these Articles of Incorporation ("Protective Provisions"), but notwithstanding any of the other rights of the Preferred Stock or any series thereof, the rights, preferences, privileges and restrictions of any such additional series of Preferred Stock may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent) or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions (if any), the Board of Directors also is authorized to increase or decrease the number of shares of any series of Preferred Stock (other than the Series A Preferred Stock), before or after the issuance of such series, but not below the number of shares of such series then outstanding. In case the number of shares of any series is so decreased, the shares constituting such decrease shall resume the status that they had before the adoption of the resolution originally fixing the number of shares of such series.

Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the Common Stock of the Corporation, at the rate of $0.04375 per share per annum for the Series C Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations or the like) , payable only when, as and if declared by the Board of Directors. Such dividends shall be cumulative.

2.                  Liquidation Preference.

(a)                Subject and subordinate to the provisions of Section 2 of Article III(D) hereof (with respect to the liquidation preference of the Series B Preferred Stock) and to the provisions of Section 2 of Article III(E) hereof (with respect to the liquidation preference of the Series B-1 Preferred Stock), in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights of the Series B Preferred Stock, the Series B-1 Preferred Stock and any other series of Preferred Stock that from time to time may come into existence, the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, Series A Preferred Stock or any other series of Preferred Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $0.35 for each outstanding share of Series C Preferred Stock (the "Original Series C Issue Price") and (ii) an amount equal to declared but unpaid dividends on such share (if any) (subject to adjustment of such fixed dollar amounts for stock splits, stock dividends, combinations, recapitalizations or the like). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series C Preferred Stock are insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of any series of Preferred Stock that from time to time may come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock, in proportion to the amount of such stock owned by each such holder.

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4.                  Redemption. At any time after the date immediately preceding the first anniversary of the Purchase Date (as defined in subsection 3(d)(i) of this Article III(F)), the Corporation shall have the right , but not the obligation , to the extent that it may lawfully do so, at any time and from time to time to repurchase and redeem from the holder or holders thereof all or any portion of the then-outstanding shares of Series C Preferred Stock for a purchase/redemption price per share equal to the sum of (i) $0.35 per share and (ii) an amount equal to declared but unpaid dividends on such share (if any) (subject to adjustment of such fixed dollar amounts for stock splits, stock dividends, combinations, recapitalizations or the like) in cash or its equivalent (the "Series C Redemption Price"). In order to exercise this right ofr edemption, at least thirty (30) but no more than sixty (60) days before the applicable Series C Redemption Date (as defined below), the Corporation shall provide written notice that the Corporation is redeeming all or a portion of the then outstanding shares of Series C Preferred Stock (the "Series C Redemption Notice") by mail, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which such notice is given) of the then-outstanding shares of Series C Preferred Stock to be redeemed (at the address last shown on the records of the Corporation for each such holder), notifying such holder of the redemption to be effected on the applicable Series C Redemption Date (as defined below), specifying the number of shares of Series C Preferred Stock to be redeemed from such holder on the applicable Series C Redemption Date (as defined below), the date as of which such redemption shall be (or be deemed to be) effective (any and each such date, the "Series C Redemption Date"), the place at which payment of the Series C Redemption Price for the shares of Series C Preferred Stock to be redeemed on the Series C Redemption Date may be obtained by such holder and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares of Series C Preferred Stock to be redeemed on the Series C Redemption Date. On or after the Series C Redemption Date, each such holder shall surrender to the Corporation the certificate or certificates representing such shares of Series C Preferred Stock to be redeemed on the Series C Redemption Date as specified in the Series C Redemption Notice, in the manner and at the place designated in the Series C Redemption Notice, and thereupon the Series C Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled. In the event that less than all of the shares of Series C Preferred Stock represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after each Series C Redemption Date, all rights of the holder or holders of shares of Series C Preferred Stock designated for redemption on such Series C Redemption Date in the Series C Redemption Notice (except the right to receive the applicable Series C Redemption Price for such shares without interest upon surrender of such holder or holders' certificate or certificates representing such shares) shall cease with respect to such shares, such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever, and such shares shall be cancelled and shall not be issuable by the Corporation. The Articles of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock. Notwithstanding any of the foregoing provisions of this Section 4, each holder of shares of Series C Preferred Stock to be redeemed pursuant to a Series C Redemption Notice shall have the right to elect, in lieu of having such shares redeemed as specified in such Series C Redemption Notice, to convert all of such shares into shares of Common Stock pursuant to and in accordance with the provisions of subsection 3(a) and subsection 3(c) of this Article III(F) within fifteen (15) days after the date on which such holder receives such Series C Redemption Notice. In order to exercise this right to make such election, such holder within such fifteen (15) days must surrender the certificate or certificates representing the shares of Series C Preferred Stock to be converted into shares of Common Stock, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock and give written notice to the Corporation at its principal corporate office of the election to convert the same, stating therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.

G. Rights, Preferences, Privileges and Restrictions of Series C-1 Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series C-1 Preferred Stock are as set forth below in this Article III(G).

2.                  Liquidation Preference.

(a)            Subject and subordinate to the provisions of Section 2 of Article III(D) hereof (with respect to the liquidation preference of the Series B Preferred Stock) and to the provisionsof Section 2 of Article IIl(E) hereof (with respect to the liquidation preference of the Series B-1 Preferred Stock), in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series C l Preferred Stock shall be entitled to receive, pari passu with the holders of Series C Preferred Stock and prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, Series A Preferred Stock or any other series of Preferred Stock by reason of their ownership thereof, an amount per share equal to $0.40 for each outstanding share of Series C-1 Preferred Stock (the "Original Series C l Issue Price") (subject to adjustment of such fixed dollar amount for stock splits, stock dividends, combinations, recapitalizations or the like). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series C Preferred Stock and the Series C-1 Preferred Stock are insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock and the Series C-1 Preferred Stock, in proportion to the amount of such stock owned by each such holder.

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4.                  Redemption. At any time after the date immediately preceding the first anniversary of the Purchase Date (as defined in subsection 3(d)(i) of this Article III(G)), the Corporation shall have the right, but not the obligation, to the extent that it may lawfully do so, at any time and from time to time to repurchase and redeem from the holder or holders thereof all or any portion of the then-outstanding shares of Series C-1 Preferred Stock for a purchase/redemption price per share equal to $0.40 per share (subject to adjustment of such fixed dollar amount for stock splits, stock dividends, combinations, recapitalizations or the like) in cash or its equivalent (the "Series C-1 Redemption Price"). In order to exercise this right of redemption, at least thirty (30) but no more than sixty (60) days before the applicable Series C-1 Redemption Date (as defined below), the Corporation shall provide written notice that the Corporation is redeeming all or a portion of the then-outstanding shares of Series C-1 Preferred Stock (the "Series C-1 Redemption Notice") by mail, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which such notice is given) of the then-outstanding shares of Series C-1 Preferred Stock to be redeemed (at the address last shown on the records of the Corporation for each such holder), notifying such holder of the redemption to be effected on the applicable Series C-1 Redemption Date (as defined below), specifying the number of shares of Series C-1 Preferred Stock to be redeemed from such holder on the applicable Series C-1 Redemption Date (as defined below), the date as of which such redemption shall be (or be deemed to be) effective (any and each such date, the "Series C-1 Redemption Date"), the place at which payment of the Series C-1 Redemption Price for the shares of Series C-1 Preferred Stock to be redeemed on the Series C-1 Redemption Date may be obtained by such holder and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder' s certificate or certificates representing the shares of Series C-1 Preferred Stock to be redeemed on the Series C-1 Redemption Date. On or after the Series C-1 Redemption Date, each such holder shall surrender to the Corporation the certificate or certificates representing such shares of Series C-1 Preferred Stock to be redeemed on the Series C-1 Redemption Date as specified in the Series C-1 Redemption Notice, in the manner and at the place designated in the Series C-1 Redemption Notice, and thereupon the Series C-1 Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled. In the event that less than all of the shares of Series C-1 Preferred Stock represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after each Series C-1 Redemption Date, all rights of the holder or holders of shares of Series C-1 Preferred Stock designated for redemption on such Series C-1 Redemption Date in the Series C-1 Redemption Notice (except the right to receive the applicable Series C-1 Redemption Price for such shares without interest upon surrender of such holder or holders' certificate or certificates representing such shares) shall cease with respect to such shares, such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever, and such shares shall be cancelled and shall not be issuable by the Corporation. The Articles of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock. Notwithstanding any of the foregoing provisions of this Section 4, each holder of shares of Series C-1 Preferred Stock to be redeemed pursuant to a Series C-1 Redemption Notice shall have the right to elect, in lieu of having such shares redeemed as specified in such Series C-1 Redemption Notice, to convert all of such shares into shares of Common Stock pursuant to and in accordance with the provisions of subsection 3(a) and subsection 3(c) of this Article 11l(G) within fifteen (15) days after the date on which such holder receives such Series C-1 Redemption Notice. In order to exercise this right to make such election, such holder within such fifteen (15) days must surrender the certificate or certificates representing the shares of Series C-1 Preferred Stock to be converted into shares of Common Stock, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C-1 Preferred Stock and give written notice to the Corporation at its principal corporate office of the election to convert the same, stating therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.

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